EXHIBIT 4.0
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COMMON STOCK                                                       ______ SHARES
CERTIFICATE NO.            Roebling Financial Corp, Inc.

                             INCORPORATED UNDER THE
                            LAWS OF THE UNITED STATES
                                                           CUSIP NO. 775002 10 8
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

          THIS
          CERTIFIES
          THAT

          IS THE
          OWNER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.10 PAR VALUE PER SHARE OF

                          Roebling Financial Corp, Inc.

         The shares evidenced by this certificate are transferable only on the books of Roebling Financial Corp, Inc. by the holder of record hereof in person or by attorney, upon the surrender of this certificate properly endorsed. These shares are nonwithdrawable and are not of an insurable type. Such shares are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         In Witness Whereof, Roebling Financial Corp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.







Joan K. Geary                                                     Kent C. Lufki
Secretary                               SEAL                      President
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         Roebling Financial Corp, Inc.

         The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of Roebling Financial Corp, Inc. (the "Stock Company"), as from time to time amended (copies of which are on file at the principal office of the Stock Company), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Charter.

         The Charter of the Stock Company contains certain provisions, applicable upon the effective date of the reorganization of Roebling Bank into a federal stock savings bank and the concurrent formation of a mutual holding company, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Stock Company entitled to vote generally in the election of directors ("Voting Stock"). The Charter contains a provision pursuant to which the shares beneficially held in excess of 10% the Voting Stock of the Stock Company are considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Charter or to acquisitions of Voting Stock by the Stock Company, any majority-owned subsidiary of the Stock Company, or any tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(1)(vi) of the Office's regulations. Roebling Financial Corp., MHC, the federally chartered mutual holding company of the Stock Holding Company and Roebling Bank (the "Holding Company") will own in excess of 50% of the Common Stock of the Stock Company so long as the Holding Company remains in mutual form.

         The Board of Directors of the Stock Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Stock Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common      UNIF GIFT TRAN ACT - _____________    Custodian _____________
                                                              (Cus)                   (Minor)
TEN ENT - as tenants by the entireties
                                                         under Uniform Transfers to Minors Act
JT TEN  - as joint tenants with right of                          _______________________
          survivorship and not as tenants                               ( State)
          in common

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto _______________, _______________ Shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint ________, Attorney, to transfer the said shares on the books of Roebling Bank with full power of substitution.

Dated  _______________________
                                    __________________________________
                                    Signature
                                    __________________________________
                                    Signature
In presence of: _____________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.